January 3, 2011

Mr. Dale P. Euga

501 King Philip Road, Unit 20

Raynham, MA 02767

Re: Employment

Dear Dale:

It is my pleasure to send you this letter for your consideration. As we have discussed, this letter is a formal offer of employment. There has been no formal employee handbook or formal hiring mechanism developed as yet. Therefore, this letter is offered in lieu thereof.

First, I am pleased to advise you that you either have or will be elected President and Chief Executive Officer of Powerdyne, Inc. at the next annual meeting of the corporation’s stockholders and directors.

Your employment will be as a full time employee based on a 40 hour work week, 52 weeks of the year. Starting date is expected to be January 2011. The place of employment will be 1 Pullman Avenue, Worcester, Massachusetts or such other location as may be designated as the company expands. You will receive four (4) weeks paid vacation per year starting at the 50th week of employment with an additional week added every successive year thereafter, up to eight (8) weeks maximum. In light of your responsibilities, you may not take any vacation if it would interfere with your duties. It may be that your duties will not permit you to take a vacation. Sick days and time off granted as needed. Sick days are compensated. Time off is uncompensated. Unusual circumstances shall be considered on a case by case basis.

Your responsibilities will be to supervise, coordinate, oversee and manage the company’s business which is the design and construction of radial aircraft engines which it will lease as prime movers in electrical generating systems of its own unique proprietary design. You will be responsible for articulating the business plan, corporate mission and goals and to supervise and lead your executive team and the company to profitability. As the company does not

/s/ DPE DPE

Mr. Dale P. Euga

January 3, 2011

expect to pay dividends, you will be expected to lead the company so that the stock price increases to the benefit of our stockholders.

You will report directly to the Board of Directors.

This letter is not intended to be exclusive and, generally, it will be your duty to see that whatever must be done is done and done in a timely fashion. As a corporate executive and the most crucial member of the leadership team, it is expected that you will take responsibility without direction to accomplish the company’s goals as communicated to you.

Your work week is not limited to forty hours. You are expected to do the job regardless of the number of hours per week that you work and you will therefore be paid a salary and not paid on a commission or hourly basis.

Your base salary will be two hundred fifty thousand ($250,000.00) dollars per year, paid weekly. We will withhold all necessary taxes and trust fund charges. In addition you may be paid a bonus at the sole discretion of the Board. Its payment will depend not only upon your performance but the financial success of the company. Your salary will be paid to you effective the week-ending January 22, 2011. However, it may not be able to be paid to you immediately, but will accrue until such time as the Board deems that the corporation’s finances allow.

You have worked for the company without pay from August 1, 2010. I have asked you to provide me with a record of the hours you worked during that period and you will be paid for that work at the rate of one hundred ($100.00) dollars per hour. However, because the company was and currently is unable to make such payments to you, the wages earned will not be paid until cash flow and profitability allows but will accrue as our accountant advises.

You will have the following paid vacation days: New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day.

As further inducement to you to accept this offer, you will receive 51% of the authorized and issued shares of common stock in the company at par value of $0.0001/share. There are currently 300,000,000 shares of common stock authorized but only 200,000,000 will be issued initially so you will receive at least 102,000,000 shares of common stock. As further stock is issued, you will automatically receive additional shares so that your ownership interest will never fall below 51%, unless we come to a modification of this agreement.

/s/ DPE DPE

Mr. Dale P. Euga

January 3, 2011

Only our Vice President and General Counsel and our Vice President of Production/Lead Engineer have similar arrangements. As the company is in the midst of merging with another public corporation, the terms of this contract will become binding upon the successor corporation whose name is expected to be Powerdyne International, Inc. In that event it is anticipated that you will be elected a Director by the shareholders and Chairman of the Board of Directors by the Directors.

We do not have a profit sharing, 401(k) or other retirement account plans for our employees. If the company becomes profitable and later offers these benefits to its employees, you will be offered the same benefit as they will. Neither do we currently offer medical or life insurance as a benefit of employment. Should those benefits become available later, then they will become available to you, also.

It may be that your duties will require you to relocate. In that case, the company will either pay or reimburse your reasonable costs of relocation.

It is expected that you will require a motor vehicle and so you will be provided with a motor vehicle suitable to your position and responsibilities and a company gasoline card with which to pay for gasoline and maintenance. The company does not have a secure facility to garage the vehicle and, as you will be expected to have a modest home office, you are expected to report to your home office first thing every morning to check for emails or to attend to other business, and to then drive to whatever facility you are working at that day. You are expected to garage the company motor vehicle provided to you at your residence at your expense. You may use the vehicle for private use. If the vehicle is leased you will have the first option to buy the vehicle at the end of the lease term. If the vehicle is owned by the company, you will have the first right to purchase the vehicle at the end of its useful life to the company.

In addition to the above cited duties, you will develop, train and manage an executive staff that will be under your direction. These individuals will be assigned such tasks as you or the Board of Directors may assign to them.

Any patentable ideas, designs, drawings or processes of any kind which you work on or develop during your employment with the company will be the property of the company. Should the company receive any royalties for the licensing or the other use of any patent which you were the principal of, you will be paid a percentage of the royalties received, not to exceed twenty (20%) percent.

Tools and equipment needed for the shop will be purchased and owned by the company. Personal tools and equipment may be used on the premises provided that they are clearly

/s/ DPE DPE

Mr. Dale P. Euga

January 3, 2011

identified as yours and a written record of such kept by you and provided to the company, Mr. Barton and Mr. Caromile. This requirement is necessary because of the company’s use of Bigelow Electric’s tools and equipment as well as the use of your personal equipment.

Therefore, specific identification is intended to avoid confusion. You will also have complete access to the Bigelow Electric shop.

Dale, this outline is a comprehensive letter that identifies the parameters under which the company would like to engage you. Please let me know if I have left out anything important and I will incorporate this text onto company letterhead and we can proceed from there. If this offer is acceptable to you, please indicate your acceptance by initialing each page where indicated and by signing this letter and the duplicate originals enclosed and returning the two copies to the company, keeping the original for your records.

As you know, we are very excited not only about the business opportunities that we see but with the prospect of formalizing your relationship with the company.

Yours truly,

/s/ Arthur M. Read, II

Arthur M. Read, II
Director

AMR/lhm

Enclosures (2)

Acceptance

I acknowledge having received and read the foregoing prior to signing it in triplicate originals.

I confirm and accept these arrangements, freely and voluntarily.

/s/ Dale P. Euga

Dale P. Euga

Date: January 4, 2011

/s/ DPE DPE

June 1, 2011

Mr. Dale P. Euga

501 King Philip Rd, Unit 20

Raynham, MA 02767

Dear Dale;

You entered into an engagement letter with Powerdyne, Inc. (now Powerdyne International, Inc.) on January 3, 2011.

This letter will serve to amend that earlier letter.

Under the terms of your letter, you were to be paid a salary. In the event that the corporation was unable to pay that salary immediately, it was to accrue to be paid to you when the corporation’s financial situation permitted such payment, in the corporation’s sole discretion.

Because of the fragility of the corporation’s finances, it is necessary to end that accrual effective April 1, 2011. Accrual and payment will only occur when the Company determines that it has appropriate positive cash flow and/or profitability. This is in the best interest of the corporation and takes into account unforeseen adverse tax consequences which flow to the corporation as a result of the accrual.

In addition, accrual and payment for expenses and time incurred during the fiscal year ended December 31, 2010 will cease as well. If and or when the Company experiences positive cash flow and/or profitability, the Company will address these past service items through performance bonuses at its discretion.

Please acknowledge your acceptance of this modification of your letter agreement by signing the duplicate of this letter and returning it to Linda Madison and keeping the original for your records.

Yours truly,

/s/ Arthur M. Read, II

Arthur M. Read, II, Esq.
Vice President, Director and General Counsel

AMR/lhm

Enclosure

/s/ DPE DPE

Mr. Dale P. Euga

June 1, 2011

Acceptance

I acknowledge having received and read the foregoing prior to signing it in duplicate originals.

I confirm and accept these agreements, freely and voluntarily.

/s/ Dale P. Euga

Dale P. Euga

Date: June 2, 2011

___________DPE

April 17, 2012

Mr. Dale P. Euga

501 King Philip Rd, Unit 20

Raynham, MA 02767

Dear Dale;

You entered into an engagement letter with Powerdyne, Inc. (now Powerdyne International, Inc.) on January 3, 2011 which was modified by a Modification of June 1, 2011 (signed by you on June 2nd).

This letter will serve to amend those earlier letters which remain in full force and effect except as modified herein.

The following paragraph in the January 3rd letter has been deemed unclear and or inaccurate:

As further inducement to you to accept this offer, you will receive no less than 51% of the authorized and issued shares of common stock in the company at par value of $0.0001/share. There are currently 300,000,000 shares of common stock authorized but only 200,000,000 will be issued initially so you will receive 102,000,000 shares of common stock.

This amendment will serve to delete that provision.

You will receive shares in Powerdyne International, Inc. in exchange for your 100% interest in Powerdyne, Inc. per the merger of February 7, 2011.

Yours truly,

/s/ Arthur M. Read, II, Esq.

Arthur M. Read, II, Esq.
Vice President, Director and General Counsel

AMR/lhm

Enclosure

_____/s/ DPE______DPE

Mr. Dale P. Euga

April 17, 2012

Acceptance

I acknowledge having received and read the foregoing prior to signing it in duplicate originals.

I confirm and accept these agreements, freely and voluntarily.

/s/ Dale P. Euga

______________________________________

Dale P. Euga

Date: April 17, 2012

_____/s/ DPE______DPE